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                                                                       EXHIBIT 5

                           LONG ALDRIDGE & NORMAN LLP
                           303 Peachtree Street, N.E.
                                   Suite 5300
                             Atlanta, Georgia 30308


                               December 13, 2000



Board of Directors
Eagle Bancshares, Inc.
4419 Cowan Road
Tucker, Georgia 30084-4441

         Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Eagle Bancshares, Inc., a Georgia corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, a total of 73,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Shares"). The Shares represent (a) 48,000 additional shares that may be acquired pursuant to options or awards granted in the future pursuant to the Eagle Bancshares, Inc. 1995 Employees Stock Incentive Plan, as amended and restated (the "1995 Plan"); and (b) 25,000 shares of Common Stock that may be acquired pursuant to awards that may be granted in the future pursuant to the Eagle Bancshares, Inc. 2000 Restricted Stock Plan (the "RSP").

         The opinion hereinafter set forth is given at the request of the Company pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

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Board of Directors
December 13, 2000
Page 2


         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the record of corporate proceedings, the 1995 Plan and the RSP. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         The members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws of any state other than the State of Georgia as now in effect and that, in the exercise of professional judgment, are normally considered in transactions such as issuance of the Shares. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the following opinion:

         (1) the Shares, when issued in accordance with the terms of the 1995 Plan and the RSP, as applicable, against payment in full of the purchase price therefor, as applicable, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ Long Aldridge & Norman LLP


                                LONG ALDRIDGE & NORMAN LLP